PROMISSORY NOTE

Maximum $10,000.00

June 10, 2002

1.

Principal. FOR VALUE RECEIVED, Direct Response Financial Services, Inc., a

Delaware Corporation, having its principal place of business located at 7080 N. Whitney, Suite 101, Fresno, California 93720 (hereinafter “Borrower”), hereby promises to pay to the order of RPMJ, Inc. or its assignee, having an address of #7 Magnolia Place, Osoyoos, B.C. CANADA V0H 1V0 (hereinafter “Lender”) the principal sum of Ten Thousand Dollars ($10,000.00) plus interest as described hereinbelow.

2.

Maturity Date. All outstanding principal and any accrued and unpaid interest due under this Note shall be due and payable on June 10, 2004 (the “Maturity Date”).

3.

Interest. All outstanding principal amounts under this Note shall, until paid in full,

bear interest at a rate of Six percent (6%) simple interest per annum.

4.

Manner of Payment. Principal and interest shall be payable in lawful currency of the

United States of America in immediately available funds at the address designated for Lender above or such other address as Lender may notify Borrower in writing. Borrower, in its sole discretion, shall have the right, without penalty, to prepay the entire or any partial amount of the indebtedness evidenced by this Note.

5.

Events of Default. Any of the following shall constitute an “Event of Default”

hereunder:

(a)

any failure by Borrower to make any payment when due under this Note;

(b)

Borrower (i) becomes insolvent or admits in writing its inability to pay its debts as they mature, (ii) makes any assignment for the benefit of creditors, (iii) applies for or consents to the appointment of a receiver or trustee for a substantial portion of its property or business, or (iv) a receiver or trustee otherwise is appointed for a substantial portion of its property and is not discharged within (30) days after such appointment;

(c)

any bankruptcy or insolvency proceeding or other proceeding for relief under any bankruptcy law or any law for the relief of debtors is instituted by or against Borrower; or

(d)

any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ or similar process shall not be released, vacated or fully bonded within sixty (60) days after is issue or levy, unless such judgment, writ or similar process is being contested in good faith.

6.

Remedies. Upon the occurrence and during the continuance of an Event of Default described in Sections 5(b), 5(c) or 5(d) above, the entire unpaid principal balance under this Note, and all other amounts payable hereunder, shall automatically be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower. In addition, Lender, at its option, and without notice to Borrower, may take any one or more of the following actions, in such order as it may determine: (a) declare all indebtedness arising under this Note immediately due and payable and credit any sums receive thereafter in such manner as it elects upon such indebtedness; provided, however, that such application of sums so received shall not serve to waive or cure any default existing under this Note nor to invalidate any notice of default or any act done pursuant to such notice and shall not prejudice any rights of Lender under this Note, or (b) exercise any or all rights provided or permitted by or granted pursuant to this Note in such order and in such manner as Lender may determine in its sole judgment.

7.

No Waiver of Remedies. No waiver of any breach of or default under any provision of this Note shall constitute or be construed as a waiver by Lender of any subsequent breach of or default under that or any other provision of this Note. No provision of this Note or right of Lender hereunder can be waived nor can Borrower be released from Borrower’s obligations hereunder except by a writing duly executed by Lender.

8.

Remedies Not Exclusive. No remedy conferred upon Lender under this Note shall be exclusive of any other remedy herein, and all such remedies shall be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity.

9.

Costs and Expenses. Borrower agrees to pay all costs and expenses, including,

without limitation, reasonable attorneys' fees paid or incurred by Lender in connection with the enforcement of this Note immediately upon demand by Lender.

10.

Severability. In the event that any provision of this Note should be held invalid,

illegal or unenforceable by a court of competent jurisdiction, such provision shall be severable from the remaining provision of this Note and the validity, legality and, enforceability of such remaining provision shall not in any way be affected or impaired thereby.

11.

Amendments. This Note may not be amended, changed, modified, supplemented or restated, except in writing signed by Borrower and Lender, or their permitted successors and assigns.

12.

Arbitration. Any controversy or claim arising out of or relating to this Note, or the breach hereof, shall be settled by arbitration in Los Angeles County, California, administered by the American Arbitration Association in accordance with its applicable rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In addition,

Borrower agrees that the arbitrator shall have the power to consolidate related proceedings between or among Borrower and Lender.

13 .

Applicable Law. This Note shall be governed by, construed and enforced in accordance with the laws of the State of California.

“Borrower”

Direct Response Financial Services, Inc.

Dated: ____________

_________________________
By:

“Lender”

By:	_________________________

Dated: ____________